UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2024

UTG INC
(Exact Name of Registrant as Specified in Its Charter)

000-16867
(Commission File Number)

Delaware	20-2907892
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

205 NORTH DEPOT STREET
STANFORD, Kentucky 40484
(Address of principal executive offices, including zip code)

(217) 241-6300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01.  Other Events.

Stock Repurchase Program – The Board of Directors of UTG, Inc. (the “Company”) has authorized the repurchase in the open market or in privately negotiated transactions of shares of the Company’s common stock. As previously authorized, open market purchases are made based on the last available market price but may be limited. Company Management has broad authority to operate the program, including the discretion of whether to purchase shares and the ability to suspend or terminate the repurchase program.

Management suspended repurchases under the program on November 1, 2024, as reported in the Company’s Form 10-Q for the quarter ended September 30, 2024. At meetings held on December 11 and 27, 2024, the Board of Directors of the Company reinstituted the repurchase program and authorized an additional $1,000,000 for the repurchase of shares under the program. As reinstituted and updated by the Board of Directors, the Company is authorized to repurchase up to $23 million of the Company’s common stock in the open market or in privately negotiated transactions. Through December 26, 2024, the Company has spent $20,839,555 in the acquisition of 1,380,820 shares, leaving $2,160,445 available for the repurchase of additional shares under this program.

At its meeting on December 27, 2024, the Board of Directors of the Company also authorized the adoption of a trading plan pursuant to which shares of the Company’s common stock may be repurchased in the open market as a part of the Company’s repurchase program. The trading plan will be executed in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Repurchases pursuant to a trading plan under Rule 10b5-1 are permitted when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. A broker selected by the Company has been delegated the authority to repurchase shares on the Company’s behalf in the open market pursuant to this trading plan, subject to certain price, market volume and timing constraints specified in the trading plan. The trading plan authorized by the Board of Directors of the Company is scheduled to expire on December 31, 2025, though it may be amended or terminated by the Company at any time.

The Company’s stock repurchase program described in this report is subject to amendment or termination by the Board of Directors of the Company, in its sole discretion and without prior notice. The Board of Directors’ authorization of the repurchase program and the adoption of a trading plan do not obligate the Company to repurchase any particular number or amount of shares of the Company's common stock.
101832933.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	December 27, 2024	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer